AMENDMENT 2001-2
                           U S WEST SAVINGS PLAN/ESOP

         The U S WEST Savings Plan/ESOP as amended and restated as of June 12, 1998, and executed June 28, 2000 (the "Plan") is hereby amended under Section
10.1 of the Plan as follows, effective immediately unless otherwise noted:

         1. Effective June 30, 2000, the word "Management" shall be inserted before the word "Employee" in Section 1.28(b)(iii) and the last sentence of
Section 1.28(b).

         2.  Section 1.50 is amended to read as follows:

             "1.50   `Leased Employee' means any person who is not a common law employee of a Company or a Related Company and who performs services for a Company or a Related Company on a substantially full-time basis for a period of at least one year pursuant to an agreement between the Company or Related Company and another person, and such services are performed under the primary direction or control of the Company or Related Company."

         3. Section 3.7 is amended by adding two sentences to the end of the first paragraph to read as follows:

"For purposes of determining whether the Plan satisfies the requirements of this
Section 3.7, all compensation deferrals and elective contributions under any other plan which is aggregated with the Plan for purposes of Section 401(a) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. Furthermore, if two or more plans are permissively aggregated for purposes of the test described in this Section 3.7, the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan."
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         4.  The first paragraph of Section 3.7(c) is amended to read as follows:

             "(c)    The average of the actual deferral percentages for
Participants who are Highly Compensated Employees for the current Plan Year ("High Average") when compared with the average of the actual deferral percentages for Participants who are not Highly Compensated Employees for the same Plan Year ("Low Average") must meet one of the following requirements:"

         5. Section 3.8 is amended by adding two sentences to the end of the first paragraph to read as follows:

"For purposes of determining whether the Plan satisfies the requirements of this
Section 3.8, all compensation deferrals, elective contributions and voluntary after-tax contributions under any other plan which is aggregated with the Plan for purposes of Section 401(a) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. Furthermore, if two or more plans are permissively aggregated for purposes of the test described in this Section 3.8, the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan."

         6. Section 3.8A is amended by adding two sentences to the end of the first paragraph to read as follows:

"For purposes of determining whether the Plan satisfies the requirements of this
Section 3.8A, all compensation deferrals, elective contributions and matching contributions under any other plan which is aggregated with the Plan for purposes of Section 401(a) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. Furthermore, if two or more plans are permissively aggregated for purposes of the test described in this Section 3.8A, the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan."

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         7.  The first paragraph of Section 3.8(c) is amended to read as follows:

             "(c)    The average of the contribution percentages for
Participants who are Highly Compensated Employees for the current Plan Year ("High Average") when compared with the average of the contribution percentages for Participants who are not Highly Compensated Employees for the same Plan Year ("Low Average") must meet one of the following requirements:"

         8. Section 3.8A(b) is amended by adding a sentence to the end to read as follows:

"The contribution percentage of a Highly Compensated Employee shall be determined by treating all matching arrangements maintained by the Company or a Related Company (other than those maintained in the ESOP portion of the Plan or any other arrangement that cannot be aggregated) as a single arrangement."

         9. The first paragraph of Section 3.8A(c) is amended to read as follows:

             "(c)    The average of the contribution percentages for
Participants who are Highly Compensated Employees for the current Plan Year ("High Average") when compared with the average of the contribution percentages for Participants who are not Highly Compensated Employees for the same Plan Year ("Low Average") must meet one of the following requirements:"

         10. The second sentence of Section 3.8A is amended by replacing the word "ADP" with "ACP."

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